PricewaterhouseCoopers
PricewaterhouseCoopers LLP
1670 Broadway, Suite 1000
Denver, CO 80202
Telephone (720) 931 7000
Facsimile (720) 931 7100
Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholders of Old Mutual Funds I
In planning and performing our audits of the financial statements of Old Mutual Asset Allocation Conservative Portfolio, Old Mutual Asset
Allocation Balanced Portfolio, Old Mutual Asset Allocation Moderate
Growth Portfolio, Old Mutual Asset Allocation Growth Portfolio, Old
Mutual Analytic Fund, Old Mutual Analytic Global Fund, Old Mutual Clay
Fund (formerly the Old Mutual Clay Finlay China Fund), Old Mutual
Copper Rock Emerging Growth Fund, Old Mutual International Bond
Fund and Old Mutual International Equity Fund (hereafter referred to as the "Funds") as of and for the year end July 31, 2009, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Funds' internal control over financial reporting including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting. The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail, accurately and fairly reflect the transactions and dispositions of theassets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of July 31, 2009.
This report is intended solely for the information and use of management and the Board of Trustees of Old Mutual Funds I and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
September 21, 2009